Exhibit 1.A(8)(b)(xxxiv)

AMENDMENT TO THE M FUND, INC.
FUND PARTICIPATION AGREEMENT

This Amendment, dated as of February 1, 2001, amends the Fund Participation Agreement, dated December 1, 2000, as amended (the "Agreement"), among Security Life of Denver Insurance Company ("Company"), M Fund, Inc. ("Fund") and M Financial Investment Advisers, Inc. ("Adviser").

     WHEREAS, the parties desire to amend the Agreement to clarify that the Fund may be used as a funding vehicle for both registered and unregistered variable contracts offered by Company through separate accounts of Company; and to add additional contracts to be purchased by the separate accounts;

     NOW, THEREFORE, in consideration of the promises and mutual covenants hereinafter contained, the parties agree as follows:

1.     Section 1.11 of Article I "Additional Definitions" is hereby deleted and replaced as follows:

1.11	"Disclosure Documents" with respect to the Fund shares and certain Products offered by the Company, each version of the definitive documents or supplements issued by the Company or filed with the SEC. Includes, but is not limited to: private placement memorandum, prospectus and statement of additional information.

2.     The following provisions of Article IV, "Filings, Information and Expenses" are modified as follows:

4.5.	"Private placement memoranda" is hereby replaced with "disclosure documents."

4.6(b)	(i) The word "State" is hereby deleted. (ii) To the end of this provision is added the following: "and filing with regulatory authorities as and if appropriate."

4.8.	The parenthetical "(private placement memoranda)" is hereby deleted.

3.     The following provisions of Article VII, "Potential Conflicts" are hereby modified as follows:

7.1.	"Contracts Private Offering Memorandum" is hereby replaced with "disclosure document."

7.3.	(a) "[E]xemptive order" is replaced with "the Contracts." b) "[T]he conditions of the Exemptive Order" is replaced with "federal and state law or of the Exemptive Order."

4.     Schedules 1 and 2 to the Agreement are replaced by the attached.

5.     Except as modified hereby, all other terms and conditions of the Agreement shall remain in full force and effect.

M FUND, INC. By: /s/ Daniel F. Byrne Name: Daniel F. Byrne Title: President	M FINANCIAL INVESTMENT ADVISERS INC. By: /s/ Daniel F. Byrne Name: Daniel F. Byrne Title: President

SECURITY LIFE OF DENVER INSURANCE COMPANY By: /s/ James L. Livingston, Jr. Name: James L. Livingston, Jr. Title: Executive Vice President

Schedule 1 - Amendment

Effective as of May 1, 2001, the following separate accounts of the Company and Contracts are hereby added to this Schedule 1 and made subject to the Agreement:

Name on Account	Type of Product Supported by Account	Name of Product
Security Life Separate Account M1	Variable Universal Life	Magnastar
Security Life Separate Account L1	Variable Universal Life	FirstLine
Security Life Separate Account L1	Variable Universal Life	FirstLine II
Security Life Separate Account L1	Variable Universal Life	Strategic Advantage II
Security Life Separate Account L1	Variable Universal Life	Asset Portfolio Manager
Security Life Separate Account L1	Variable Universal Life	Variable Survivorship
Security Life Separate Account L1	Variable Universal Life	Estate Designer
Security Life Separate Account L1	Variable Universal Life	Corporate Benefits

IN WITNESS WHEREOF, the Fund, the Adviser, and the Company hereby amend this Schedule 1 in accordance with Article XI of the Agreement.

M FUND, INC. By: /s/ Daniel F. Byrne Name: Daniel F. Byrne Title: President	SECURITY LIFE OF DENVER INSURANCE COMPANY By: /s/ James L. Livingston, Jr. Name: James L. Livingston, Jr. Title: Executive Vice President
M FINANCIAL INVESTMENT ADVISERS INC. By: /s/ Daniel F. Byrne Name: Daniel F. Byrne Title: President

Schedule 2 - Amendment

Effective as of May 1, 2001, this Schedule 2 is hereby amended to reflect the following changes in Fund Series and other funding vehicles:

Contract Marketing Name:
     Magnastar Variable Universal Life
     FirstLine Variable Universal Life
     FirstLine II Variable Universal Life
     Strategic Advantage II Variable Universal Life
     Asset Portfolio Manager Variable Universal Life
     Variable Survivorship Universal Life
     Estate Designer Variable Universal Life
     Corporate Benefits Variable Universal Life

M Fund, Inc. Fund Series:
     Brandes International Equity Fund
     Clifton Enhanced U.S. Equity Fund
     Frontier Capital Appreciation Fund
     Turner Core Growth Fund

Other Funding Vehicles:
     AIM Variable Insurance Funds
     The Alger American Fund
     Fidelity Variable Insurance Products Fund (I&II)
     The GCG Trust
     INVESCO Variable Investment Funds, Inc.
     Janus Aspen Series
     Neuberger Berman Advisers Management Trust
     Van Eck Worldwide Insurance Trust

IN WITNESS WHEREOF, the Fund, the Adviser, and the Company hereby amend this Schedule 2 in accordance with Article XI of the Agreement.

M FUND, INC. By: /s/ Daniel F. Byrne Name: Daniel F. Byrne Title: President	SECURITY LIFE OF DENVER INSURANCE COMPANY By: /s/ James L. Livingston, Jr. Name: James L. Livingston, Jr. Title: Executive Vice President
M FINANCIAL INVESTMENT ADVISERS INC. By: /s/ Daniel F. Byrne Name: Daniel F. Byrne Title: President